As filed with the Securities and Exchange Commission on April _, 2016.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEXT GEN WATER CORPORATION LTD.

(Exact name of registrant as specified in its charter)

Nevada	4941	47-1951265
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

FT B 33/F Blk. 1 Victoria Ctr.

15 Watson Road, North Point, Hong Kong

Tel.: 85225702177

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Nevada Processing Center, Inc.

6940 West Desert Inn Road

Las Vegas, Nevada 89146

Tel.: (702) 253-7499

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

Dean Law Corp.

601 Union Street, Suite 4200

Seattle, WA 98101

Tel No.: (206) 274-4598

Fax No.: (206) 493-2777

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.      [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.     [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	¨	Accelerated filer	¨
Non-accelerated filer	¨	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee (3)
Common Stock	5,000,000	$0.05	$250,000	$25.18

(1)

In the  event of a stock  split,  stock  dividend  or  similar  transaction involving  our  common  stock,  the  number  of  shares   registered  shall automatically  be increased to cover the additional  shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

 The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED ________________, 2016

Up to 5,000,000 Common Shares

NEXT GEN WATER CORPORATION LTD.

 This prospectus covers the resale of:

·	5,000,000 shares of our common stock, par value $0.001 per share;

This is the initial offering of common stock of Next Gen Water Corporation Ltd. and no public market currently exists for the securities being offered. We are registering for sale a total of 5,000,000 shares of common stock at a fixed price of $0.05 per share to the general public in a best efforts offering.  We estimate our total offering registration costs to be approximately $8,000.  There is no minimum number of shares that must be sold by us for the  offering  to  proceed,  and we will  retain  the  proceeds  from the  sale of any of the  offered  shares.  The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Tom Moore, will attempt to sell the shares.  We are making this offering without the involvement of underwriters or broker-dealers.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration  payable to him for any shares he may sell. Mr. Moore will sell all the shares registered herein. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1933.  The  shares  will be  offered  at a fixed  price of $0.05 per share for a period of one  hundred  and eighty  (180) days from the  effective  date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors  decides  that it is in the best  interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Next Gen Water Corporation Ltd. is a development stage company and has recently started its operations.   To date we have been involved primarily in organizational activities.  We do not have sufficient capital to commence operations.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford the loss of your investment.  Our independent registered public accountant  has issued an audit  opinion  which includes a statement expressing  substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop,  it may not be  sustained.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration  statement  relating to this  prospectus,  we hope to have a market maker file an  application  with the  Financial  Industry Regulatory  Authority  ("FINRA") for our common stock to be eligible for trading on the  OTC Markets. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Markets. We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act").

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD  CAREFULLY  READ AND  CONSIDER  THE  SECTION OF THIS PROSPECTUS  ENTITLED  "RISK  FACTORS"  ON PAGES 5 THROUGH  12 BEFORE  BUYING ANY SHARES OF NEXT GEN'S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE  SECURITIES UNTIL THE REGISTRATION  STATEMENT  FILED  WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of This Prospectus Is:  April 12 , 2016

i

 FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These statements are not historical facts, but rather are based on our current expectations, estimates and projections about our industry, our beliefs and assumptions. Words including “may,” “could,” “would,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which remain beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties are described in “Risk Factors” and elsewhere in this prospectus. We caution you not to place undue reliance on these forward-looking statements, which reflect our management’s view only as of the date of this prospectus. We are not obligated to update these statements or publicly release the results of any revisions to them to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the  Financial Statements, before making an investment decision.

Overview

We were incorporated on September 26, 2014 in Nevada as Jobswipe Corporation (“Jobswipe”). Until closing of the Acquisition (described below), Jobswipe operated solely as a proposed next generation tool that would simplify the pairing of would be employers with interested applicants through a secure, easy to use smartphone application.

On September 17, 2015, we changed our corporate name to Next Gen Water Corporation Ltd. (“Next Gen”) from Jobswipe Corporation, to reflect the new direction of the Company. Next Gen is a developer, manufacturer and distributor of Atmospheric Water Harvester (AWH) technology. This technology provides a cost-effective solution to the global shortage of drinking water by extracting water from air and turning it into clean, healthy drinking water. The technology transforms available water vapor from air humidity into great tasting drinking water by using refrigeration technology that condenses water vapor. AWH machines continuously simulate the “dew point” allowing water to be collected even in relatively low-humidity conditions. Next Gen has acquired an inventory of various prototype atmospheric water harvester machines which it intends to mass produce for marketing and distribution.

We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds").  To implement our plan of operations we require a minimum of $42,000 for the next twelve months as described in our Plan of Operations.  There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Being a development stage company, we have very limited operating history. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.  Our principal executive offices are located at FT B Blk. 1 Victoria Ctr., 15 Watson Road, North Point, Hong Kong.  Our phone number is 85225702177.

From inception (September 26 , 2014) until the date of this filing, we have had limited operating activities.  Our audited financial statements from inception (September 26, 2014) through August 31, 2015, reports no revenue and a net loss of $58,784. Our independent registered public accounting firm, Gillespie & Associates, PLLC has issued an audit opinion for Next Gen Water Corporation Ltd. which includes a statement expressing substantial doubt as to our ability to continue as a going  concern.  To date, we have developed our business plan and developed business-model of our atmospheric water harvesting machines.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with our business plan over the next twelve months.  We require minimum  funding of  approximately $42,000 to conduct our  proposed  operations  and pay all expenses for a minimum period  of one  year including  expenses  associated  with  this  offering  and maintaining a reporting  status with the SEC. If we are unable to obtain minimum funding of approximately $42,000, our business may fail. Since we are presently in the  development  stage of our business, we can provide no assurance that we will  successfully  sell  any  products  or  services  related  to  our  planned activities.

Recent Developments

None

Corporate Information

Our executive offices are located at FT B Blk. 1 Victoria Ctr., 15 Watson Road, North Point, Hong Kong.  Our phone number is 85225702177 and our Internet address is www.nextgenwater.net  The information on, or that may be, accessed from our website is not part of this Prospectus.

The Offering

The Issuer:

Next Gen Water Corporation Ltd.

Securities Being Offered:

5,000,000 shares of common stock.

Price Per Share:

 $0.05

Duration of the Offering:

The shares will be offered for a period of one hundred and  eighty  (180) days from the  effective date of  this  prospectus.   The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this  prospectus),  (ii) the date when the sale of all 5,000,000 shares is completed,  (iii) when the Board of Directors  decides that it is in the best interest of the Company to terminate  the offering prior the  completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds:                             If 25% of the shares sold -   $ 62,500

If 50% of the shares sold -   $125,000

                 If 75% of the shares sold -   $187,500

                 If 100% of the shares sold - $250,000

Securities Issued and

Outstanding:                                  There are 4,422,000 shares of common stock issued and outstanding as of  the date of this prospectus If we are successful  at selling all the shares in this offering, we will have  9,422,000 shares issued and outstanding.

Subscriptions:                                All subscriptions once accepted by us are irrevocable.

Registration Costs:

We estimate our total offering registration cost to be approximately $8,000.

Risk Factors:

See "Risk Factors" and the other  information  in this  prospectus  for a discussion  of the factors you should  consider  before deciding to invest in shares of our common stock.

There is no assurance that we will raise the full $250,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Summary Financial Information

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	August 31, 2015 (audited)	As of November 30, 2015
Balance Sheet
Total Assets	$466	$26,787
Total Liabilities	$9,250	$11,500
Stockholders’ Equity (Deficit)	$(8,784)	$15,287
	For the three months ended November 30, 2015	Period from September 26, 2014 (date of inception) to November 30, 2015
Income Statement
Revenue	$-	$-
Total Expenses	$14,369	$58,784
Net Loss	$(14,369)	$(58,784)

RISK FACTORS

AN INVESTMENT  IN OUR COMMON STOCK  INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE  INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS,  OPERATING  RESULTS  AND  FINANCIAL  CONDITION  COULD  BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR COMMON STOCK, WHEN AND IF WE TRADE AT A LATER DATE,  COULD DECLINE DUE TO ANY OF THESE RISKS,  AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

Risks Related to our Business

BECAUSE  OUR  AUDITORS  HAVE  RAISED A GOING  CONCERN,  THERE  IS A  SUBSTANTIAL UNCERTAINTY  THAT WE WILL CONTINUE  OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors  have  issued a going  concern  opinion.  This means that there is substantial doubt  that we can  continue  as an ongoing  business  for the next twelve  months.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

WE MAY CONTINUE TO LOSE MONEY AND IF WE DO NOT ACHIEVE PROFITABILITY,  WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

We are company with limited operations,  have incurred expenses and have losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability,  we may be unable to sustain or increase  profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter  fluctuations in revenues, expenses, losses and cash flow,  some of which could be  significant.  Results of operations will depend upon  numerous  factors,  some beyond our control,  including  regulatory actions,  market  acceptance  of our  products  and  services,  new products and service introductions, and competition.

WE ARE SOLELY DEPENDENT  UPON THE FUNDS TO BE RAISED IN THIS  OFFERING TO START OUR BUSINESS,  THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS.  WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than  necessary  to complete our intended operations.  We need the proceeds from this offering to start our  operations as described in the "Plan of Operation" section of this prospectus.  As of November 30, 2015, we had cash in the amount of $491,inventory in the amount of $16,296, intangible assets of $10,000 and liabilities of $11,500.  As of this date, we have no income and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve  revenues and  profitable operations.  We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional  financing  will be available or if available,  on terms that will be acceptable to us.

We require  minimum  funding of  approximately  $42,000 to conduct our  proposed operations for a period of one year. If we are not able to raise this amount, or if we  experience a shortage of funds prior to funding we may utilize funds from our directors ,  who have  informally  agreed to advance funds to allow us to pay for professional  fees,  including fees payable in  connection  with the filing of this  registration  statement  and  operation expenses.  However,  our directors have no formal  commitment,  arrangement or legal obligation  to advance or loan funds to the company.  After one year we may need additional financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements.  We do not currently have any arrangements for additional financing. If we are successful  in raising  the  funds  from this  offering,  we plan to commence activities to continue our operations. We cannot provide investors with any assurance  that we will be able to raise  sufficient  funds to continue our business plan according to our plan of operations.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on September 26, 2014  and to date  have  been  involved primarily in  organizational  activities. We have commenced limited business operations.  Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential  investors should  be  aware  of the difficulties  normally encountered by new companies and the high rate of failure of such  enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with  the  operations  that we plan to  undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue  business  operations. There is no history upon  which to base any assumption  as to the likelihood that we will  prove  successful,  and it is doubtful that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE LIMITED SALES AND MARKETING EXPERIENCE,WHICH INCREASES THE RISK THAT OUR BUSINESS WILL FAIL.

We have limited experience in the sales and marketing of atmospheric water harvesting machines.  Our future success will depend, among other factors, upon whether our products can be sold at a profitable price and the extent to which consumers  acquire, adopt,  and continue to use them. There can be no assurance that our atmospheric water harvesting machines will gain wide acceptance in its targeted markets or that we will be able to effectively market our products.

WE ARE IN A COMPETITIVE  MARKET  WHICH COULD  IMPACT OUR ABILITY TO GAIN MARKET SHARE  WHICH  COULD HARM OUR  FINANCIAL  PERFORMANCE.

The business of marketing and selling atmospheric water harvesting machines is very competitive.  Barriers to entry are relatively low, and we face competitive pressures from companies entering this market.. There are a number of successful  companies that have this technology, which may prevent us from gaining enough market share to become  successful.  These competitors have existing  customers that may form a large part of our  targeted  client  base,  and such  clients may be hesitant to switch over from already  established  competitors to our service.  If we cannot gain enough market share, our business and our financial  performance  will be adversely affected.

SOME OF OUR COMPETITORS MAY BE ABLE TO USE THEIR FINANCIAL STRENGTH TO DOMINATE THE MARKET, WHICH MAY AFFECT OUR ABILITY TO GENERATE REVENUES.

Some of our competitors  may be much  larger  companies  than us and very  well capitalized.  They could choose to use their greater  resources to finance their continued  participation  and  penetration of this market,  which may impede our ability  to  generate sufficient  revenue  to cover  our  costs.  Their better financial  resources could allow them to significantly  out spend us on research and  development,  as well as marketing and production.  We might not be able to maintain our ability to compete in this circumstance.

WE CANNOT GUARANTEE FUTURE CUSTOMERS.  EVEN IF WE OBTAIN CUSTOMERS,  THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A PROFIT. IF THAT OCCURS WE WILL HAVE TO CEASE OPERATIONS.

We have not identified  any customers and we cannot  guarantee  that we will be able to  attract  future  customers.  Even if we obtain new customers  for our service,  there is no guarantee that we will make a profit.  If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR  MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE  PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital,  we must  limit our marketing activities and may not be able to make our services known to potential customers.  Because we will be limiting our marketing activities, we may not be able to attract  enough customers to operate  profitably.  If we cannot operate profitably, we may have to suspend or cease operations.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSON, THE LOSS OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only two employees who are our officers and directors. We depend entirely on the directors for all of our operations.  The loss of either director would have a substantial negative effect on our company and may cause our business to fail. The directors has not been compensated for his services since our incorporation,  and it is highly unlikely that he will receive any  compensation unless and until we generate substantial revenues.  There is intense competition for skilled  personnel  and there can be no  assurance  that we will be able to attract and retain  qualified  personnel on  acceptable  terms.  The loss of our directors  services could prevent us from  completing the development of our plan of  operation  and our  business.  In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any  employment  agreements or maintain key person life insurance policies  on our  officers  and  directors.  We do not  anticipate  entering  into employment agreements with him or acquiring key man insurance in the foreseeable future.

BECAUSE OUR OFFICERS AND DIRECTORS WILL ONLY BE DEVOTING  LIMITED TIME TO OUR OPERATIONS,  OUR  OPERATIONS  MAY BE  SPORADIC  WHICH  MAY  RESULT  IN  PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS.  THIS ACTIVITY COULD PREVENT US FROM ATTRACTING  ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Tom Moore and Ka Tin Foo,  our  officers and directors will only be devoting limited time to our  operations. They will be devoting approximately 20 hours a week each to our operations.  Because our officers and directors will only be devoting limited time to our operations,  our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended  which could result in a lack of revenues and a possible  cessation of operations.

OUR  OFFICERS AND DIRECTORS HAVE NO EXPERIENCE  MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH  AND MAINTAIN  DISCLOSURE  CONTROL AND  PROCEDURES  AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company.  Tom Moore and Ka Tin Foo, our officers and directors  have no  experience  managing a public  company  which is  required  to establish and maintain  disclosure  controls and procedures and internal control over  financial  reporting.  As  a  result,  we  may  not  be  able  to  operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations,  which are required for a public  company that is reporting  company  with the  Securities  and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

OUR EXECUTIVE OFFICERS DO NOT RESIDE IN THE UNITED STATES. THE U.S. STOCKHOLDERS WOULD FACE DIFFICULTY IN EFFECTING SERVICE OF PROCESS AGAINST OUR OFFICERS.

Our executive officers do not reside in the United States. The U.S. stockholders would face difficulty in:

     *    effecting service of process within the United States on our officers;

     *    enforcing  judgments  obtained  in  U.S.  courts  based  on the  civil liability  provisions of the U.S. federal  securities laws against the officers;

     *    enforcing judgments of U.S. courts based on civil liability provisions of the U.S.  federal  securities  laws in foreign  courts  against our officers; and

     *    bringing an original  action in foreign courts to enforce  liabilities based on the U.S. federal securities laws against our officers.

WE ARE AN "EMERGING GROWTH COMPANY" UNDER THE JOBS ACT, AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE  REQUIREMENTS  APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We qualify as an "emerging  growth company" under the JOBS Act. As a result, we are  permitted  to, and intend to, rely on  exemptions  from certain  disclosure requirements.  For so long as we are an emerging growth company, we will not be required to:

  -    have  an  auditor  report  on our  internal  controls  over  financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

  -    provide an auditor attestation with respect to management's report on the effectiveness of our internal controls over financial reporting;

 -    comply with any requirement  that may be adopted by the Public Company Accounting  Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional  information about  the  audit  and the  financial  statements  (i.e.,  an  auditor discussion and analysis);

  -    submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

  -    disclose  certain  executive  compensation  related  items such as the correlation   between  executive compensation and performance  and comparisons of the Chief  Executive's  compensation to median employee compensation.

In addition,  Section 107 of the JOBS Act also provides that an emerging  growth company can take advantage of the extended transition period provided in Section7(a)(2)(B) of the Securities  Act for complying  with new or revised  accounting standards.  In other words, an emerging growth company can delay the adoption of certain  accounting  standards  until those  standards  would otherwise apply to private  companies.  We have elected to take  advantage of the benefits of this extended  transition  period. Our financial  statements  may  therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging  growth  company" for up to five years, or until the earliest of (i) the last day of the first  fiscal year in which our total annual gross revenues is $1 billion,  (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would  occur  if the  market  value  of our  ordinary  shares  that  is  held by non-affiliates  is $700 million as of the last business day of our most recently completed  second fiscal  quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot  predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS ASSOCIATED WITH THIS OFFERING

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The  offering  price and other terms and  conditions  relative to the  Company's shares have been  arbitrarily  determined by us and do not bear any relationship to assets,  earnings,  book  value or any other  objective  financial  criteria. Additionally,  as the Company was formed on September  26,  2014,  and has only a limited operating  history with no earnings,  the price of the offered shares is not based on its past earnings,  and no investment banker,  appraiser,  or other independent  third party,  has been consulted  concerning the offering price for the shares or the  fairness of the offering  price used for the shares,  as such our  stockholders  may not be able to receive a return on their  investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING  WITHOUT AN  UNDERWRITER  AND MAY BE UNABLE TO SELL ANY SHARES.

This  offering  is  self-underwritten,  that is, we are not going to engage  the services  of an  underwriter  to sell the  shares;  we intend to sell our shares through our President,  who will receive no  commissions.  There is no guarantee that he will be able to sell any of the  shares.  Unless  he is  successful  in receiving the proceeds in the amount of $250,000 from this offering, we may have to seek alternative financing to implement our business plan.

THE  REGULATION  OF  PENNY  STOCKS  BY THE  SEC AND  FINRA  MAY  DISCOURAGE  THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the  Securities  and Exchange  Act of  1934,  as  amended  (the  "Exchange  Act"),  and  rules of the Commission.  The  Exchange  Act and such  penny  stock  rules  generally  impose additional sales practice and disclosure requirements on broker-dealers who sell our  securities  to persons  other than certain  accredited  investors  who are, generally,  institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding  $200,000 ($300,000 jointly with spouse),  or in transactions not recommended by the  broker-dealer. For  transactions  covered by the penny stock rules,  a broker  dealer must make certain mandated  disclosures in penny stock transactions,  including the actual sale or purchase price and actual bid and offer quotations,  the compensation to be received by the broker-dealer  and certain  associated  persons,  and deliver certain disclosures  required by the Commission.  Consequently,  the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

OUR  PRESIDENT, TOM MOORE  DOES NOT HAVE ANY PRIOR  EXPERIENCE  OFFERING  AND SELLING  SECURITIES,  AND OUR OFFERING  DOES NOT REQUIRE A MIMIMUM  AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Tom Moore  does not have any  experience  conducting  a  securities  offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort  offering does not require a minimum  amount to be raised.  If we are not able to raise sufficient funds,  we may not be able to fund our  operations as planned,  and our business  will suffer and your  investment  may be  materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public  market exists for the shares being offered  in this  prospectus.  We plan to  contact  a market  maker  immediately following the completion of the offering and apply to have the shares quoted on the  Over-the-Counter  Bulletin  Board  ("OTCBB").  The  OTCBB  is  a  regulated quotation service that displays  real-time  quotes,  last sale prices and volume information in over-the-counter securities.  The OTCBB is not an issuer listing service,  market  or  exchange.  Although  the OTCBB  does not have any  listing requirements,  to be eligible for  quotation  on the OTCBB,  issuers must remain current in their filings with the SEC or applicable regulatory authority.  If we are not able to pay the expenses  associated  with our reporting  obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not  permitted to begin  quotation of a security  whose issuer does not meet this  filing  requirement.  Securities  already  quoted on the OTCBB that become delinquent in their  required  filings will be removed  following a 30 to 60 day grace  period if they do not make their  required  filing  during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions  or  understandings  between Next Gen and anyone  acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case,  you may find  that you are  unable  to  achieve  any  benefit  from  your investment or liquidate your shares without  considerable  delay,  if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR  ONGOING  COSTS AND EXPENSES  FOR SEC  REPORTING  AND  COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE,  MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration  statement is $8,000 which will be paid from  offering  proceeds.  If the offering  proceeds are less than  registration cost,  we will have to utilize  funds from our officers and directors,  who has  verbally  agreed to loan the company  funds to complete  the registration  process.  Our Director’s verbal agreement to provide us loans for registration costs is non- binding and  discretionary.  After the effective date of this  prospectus,  we will be required to file annual,  quarterly and current reports,  or  other  information  with  the SEC as  provided  by the  Securities Exchange Act. We will voluntarily continue  reporting in the absence of an SEC reporting  obligation.  We plan to contact a market maker immediately  following the  close  of the offering  and  apply to have the  shares  quoted  on the OTC Electronic  Bulletin  Board.  To be eligible for quotation,  issuers must remain current in their  filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings,  which could comprise  a  substantial  portion of our  available  cash  resources.  The costs associated with  being a publicly  traded  company in the next 12 month will be approximately  $10,000.  If we are unable to generate sufficient  revenues  to remain in  compliance  it may be difficult  for you to resell any shares you may purchase,  if at all.  Also,  if we are not able to pay the expenses  associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

THE COMPANY'S  INVESTORS  MAY SUFFER FUTURE  DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

Our Articles of  Incorporation  authorizes the issuance of 750,000,000  shares of common  stock,  par value  $0.001  per  share,  of which  Nil  shares  are currently issued and outstanding.  If we sell the 5,000,000 shares being offered in this offering,  we would have 9,422,000  shares issued and  outstanding.  As discussed in the "Dilution" section below, the issuance of the shares of common stock described in this  prospectus  will result in substantial  dilution in the percentage of our common stock held by our existing shareholders.  The issuance of common stock for future services or  acquisitions or other corporate  actions may have the effect of diluting  the value of the shares held by our  investors, and might have an adverse effect on any trading market for our common stock.

FORWARD LOOKING STATEMENTS

This  prospectus  contains  forward-looking  statements  that  involve  risk and uncertainties.  We use words such as "anticipate", "believe", "plan", "expect", "future",  "intend",  and similar  expressions to identify such  forward-looking statements.  Investors  should  be  aware  that all  forward-looking  statements contained  within this filing are good faith  estimates of  management as of the date of this  filing.  Our actual  results  could differ  materially  from those anticipated in these forward-looking  statements for many reasons, including the risks faced by us as described in the "Risk  Factors"  section and  elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and "best-efforts" basis: no minimum number of shares must be sold in order for the offering to proceed.  The offering price per share is $0.05.  The following  table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $100,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

If 25%

  If 50%

  If 75%

 If 100%

           shares sold

 shares sold

 shares sold

shares sold

Description

-----------

 -----------

-----------

 -----------

GROSS PROCEEDS

62,500

  125,000

187,500

250,000

Offering expenses

  8,000

      8,000

    8,000

    8,000

NET PROCEEDS

54,500

  117,000

179,500

242,000

Office

  2,000

      3,000                          4,000

    5,000

Water machine manufacturing

                   35,500

    90,000                      139,500                               204,000

Marketing Campaign

  2,000

      4,000                          6,000                                   8,000

Salesperson

  5,000

    10,000                        20,000                                 20,000

SEC reporting and compliance

10,000

    10,000                        10,000                                 10,000

The above figures represent only estimated costs.  The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds.  If the offering  proceeds are less than  registration  costs,   our   directors  have  verbally  agreed  to loan the  Company  funds to complete the registration  process.  The Director’s verbal agreement to provide us loans for registration costs is non- binding and discretionary.  Also,  these loans  would  be  necessary  if the  proceeds  from  this  offering  will not be sufficient  to implement  our business  plan and maintain  reporting  status and quotation on the OTC  Electronic  Bulletin  Board when and if our common  stocks become eligible for trading on the  Over-the-Counter  Bulletin Board. The Director’s will not be paid any compensation or  anything  from  the  proceeds  of this offering.  There is no due date for the repayment of the funds advanced by our directors.  The Director’s will be repaid from  revenues of  operations if and when we generate revenues to pay the ation.

DETERMINATION OF OFFERING PRICE

The  offering  price of the shares has been  determined  arbitrarily  by us. The price does not bear any  relationship to our assets,  book value,  earnings,  or other established  criteria for valuing a privately held company. In determining the  number  of  shares  to be  offered  and the  offering  price,  we took into consideration  our  cash on hand  and the  amount  of  money  we  would  need to implement  our business  plan.  Accordingly, the offering  price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution  represents  the  difference  between  the  Offering  price and the net tangible book value per share immediately after completion of this Offering. Net tangible  book  value  is  the  amount  that  results  from  subtracting   total liabilities  and from total assets.  Dilution arises mainly as a result of our arbitrary determination of the Offering  price of the shares  being  offered. Dilution of the value of the shares you  purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical  net  tangible  book  value  as of November 30, 2015  was  $Nil  or approximately $.001 per share.  Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of November 30, 2015.

The  following  table  sets forth as of November 30, 2015,  the number of shares of common stock purchased from us and the total  consideration paid by our existing stockholders  and by new investors in this  offering if new  investors  purchase 50%, 75% or 100% of the offering,  after deduction of offering  expenses payable by us,  assuming a purchase  price in this offering of $0.05 per share of common stock.

Percent of Shares Sold from Maximum

Offering Available	25%	50%	75%	100%
Offering price per share	$0.05	$0.05	$0.05	$0.05
Post offering net tangible book value	59,787	122,287	184,787	247,287
Post offering net tangible book value per share	0.0105	0.0177	0.0226	0.0262
Pre-offering net tangible book value per share	0.0012	0.0012	0.0012	0.0012
Increase (Decrease) in net tangible book value per share after offering	0.0093	0.0158	0.0014	0.0250
Dilution per share	0.0015	0.0019	0.0022	0.0026
% dilution	3%	3.98%	4.0%	5.2%
Capital contribution by purchasers of shares	62,500	125,000	187,500	250,000
Capital Contribution by existing stockholder	66,440	66,440	66,440	66,440
Percentage capital contributions by purchasers of shares	48.47%	65.29%	73.84%	79.00%
Percentage capital contributions by existing shareholders	51.53%	34.71%	26.16%	21.00%
Gross offering proceeds	62,500	125,000	187,500	250,000
Anticipated net offering proceeds	54,500	42,000	67,000	92,000
Number of shares after offering held by public investors	1,250,000	2,500,000	3,750,000	5,000,000
Total shares issued and outstanding	5,672,000	6,922,000	8,172,000	9,422,000
Purchasers of shares percentage of ownership after offering	22.04%	36.12%	45.89%	53.07%
Existing stockholders percentage of ownership after offering	77.96%	63.88%	54.11%	46.93%

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial  statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this  prospectus,  including  information with respect to our  plans  and  strategy  for our  business  and  related  financing,  includes forward-looking  statements  that involve  risks and  uncertainties.  You should review  the "Risk  Factors"  section  of this  prospectus  for a  discussion  of important  factors that could cause actual results to differ materially from the results described in or implied by the forward-looking  statements  contained in the following discussion and analysis.

We qualify as an "emerging  growth company" under the JOBS Act. As a result, we are  permitted  to, and intend to, rely on  exemptions  from certain  disclosure requirements.  For so long as we are an emerging growth company, we will not be required to:

  *    have an  auditor  report  on our  internal  controls  over  financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

  *    provide an auditor attestation with respect to management's report on the effectiveness of our internal controls over financial reporting;

  *    comply with any requirement  that may be adopted by the Public Company Accounting  Oversight Board regarding mandatory audit  firm rotation or a supplement to the auditor's report providing additional  information about  the  audit  and the  financial  statements  (i.e.,  an  auditor  discussion and analysis);

  *    submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

  *    disclose certain executive compensation related  items such as the correlation   between  executive   compensation  and  performance  and comparisons of the CEO's compensation to median employee compensation.

In addition,  Section 107 of the JOBS Act also provides that an emerging  growth  company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities  Act for complying  with new or revised  accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements  may  therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging  growth  company" for up to five years, or until the earliest of (i) the last day of the first  fiscal year in which our total annual gross revenues is $1 billion,  (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which could  occur  if the  market  value  of our  ordinary  shares  that  is  held by on-affiliates  is $700 million as of the last business day of our most recently completed  second fiscal  quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance was $491 as of November 30, 2015.  We believe our cash balance is not sufficient to fund our  operations  for any  period of time.  We have been utilizing and may utilize funds from our director’s, who have  informally  agreed  to  advance  funds to allow us to pay for  offering costs,  filing fees, and professional  fees. As of November 30, 2015, our directors have advanced to us $11,500. Our directors, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to implement our plan of operations for the next twelve month period, we require a minimum of $42,000 of funding from this offering.  Being a  development  stage company,  we have very limited  operating  history we do not currently  have any arrangements  for  additional  financing.  Our principal executive offices are located at FT B Blk. 1 Victoria Ctr., 15 Watson Road, North Point, Hong Kong.  Our phone number is 85225702177.

We are a development stage company and we have generated no revenue to date. Our full business plan entails activities described in the Plan of Operation section below.  Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business.  The exact amount of funding will depend on the scale of our development and expansion.  We do not currently have planned our expansion,  and we have not decided yet on the scale of our  development and expansion and on exact amount of funding needed for our long term financing.  If e do not  generate  any revenue we may need a minimum of $10,000 of  additional funding  at the  end of the  twelve  month  period  described  in our  "Plan  of operation" below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain  additional  capital to pay our bills.  This is because we have not generated  revenues and no revenues are anticipated  until we complete  our initial  business  development.  There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find  customers we may  quickly  use up the proceeds from this offering and will need to find  alternative  sources.  At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.  Even if we raise $100,000 from this offering, we may need more funds for ongoing  business operations after the first year, and would have to obtain additional funding.

PLAN OF OPERATION

We were incorporated in the State of Nevada on September 26, 2014. We have never declared bankruptcy,  have  never  been in  receivership,  and have  never been involved in any legal action or proceedings.  Since incorporation, we have not made any significant purchase or sale of assets.  We are a  development  stage company  that has not  generated  any  revenue  and just  recently  started  our operations.  If we are unable to  successfully  find  clients  who will use our service, we may quickly use up the proceeds from this offering.

We intend to spend money on the acquisition of atmospheric water harvesting machines in order to develop our business.   Further we do not expect significant changes in the number of employees.

Our plan of operations is as follows:

COMPLETE OUR PUBLIC OFFERING

We  expect  to  complete  our  public   offering   within  180  days  after  the effectiveness  of our  registration  statement  by the  Securities  and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period.  Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services.  If we are unable to obtain minimum funding of  approximately $42,000 (If 50% of the shares sold), our business may fail.

Our plan of operations following the completion is as follows:

OFFICE (1st-3 months)

$2,000-$5,000

Minimum  requirements  of our  company to  continue  operations  are,  at least, obtaining the following office  equipment:  a telephone,  a fax, a multifunction printer,  stationery and furniture. We expect the cost to be equal to $2,000. We plan to buy the office equipment  mentioned above in case we manage to sell 50% of the shares  offered.  In case we sell 75% of the shares offered we intend to buy additional  equipment with advanced features with estimated price of $4,000. Provided  that we sell all of the shares offered,  we might be able to buy more advanced equipment to carry out everyday operations more successfully; therefore the office set up costs are estimated to be equal to $5,000.

WATER MACHINE PURCHASES (1st-3 months)

$54,500 -$242,000

The company was organized to engage in developing the next generation water solutions in order to address the global shortage of drinking water by extracting water from air and turning it into clean, healthy drinking water.  We plan to buy a variety of atmospheric water harvesting machines from an Korean manufacturer.  The company is looking to buy atmospheric water harvesting machines for both home and office use and commercial and industrial use. The production capacity of these machines will range between 8 gallons per day for the home and office units and up to 5000 gallons per day for the commercial and industrial units. The cost of these units ranges between $600.00 for the smallest home and office unit to $5,200.00 for the largest industrial unit.

MARKETING CAMPAIGN (3rd-12th months)

$2,000-$8,000

The company’s marketing campaign focuses on raising awareness about the environmental and economic benefits of using atmospheric water harvesting machines. Environmental and economic benefits will be outlined within the brand of the company, thus allowing politicians, activists and business leader to pay serious attention to this alternative and connecting the company as the ultimate solution to this crisis. Private sector markets will become aware of the economic savings afforded by atmospheric water harvesting machines, while the public sector will be made aware of the efficiencies of this solution over others that are used now. The company’s marketing will focus on global public relations, targeted networking, focused advertising and water related trade shows. In each of these venues they will target the both the public project and private sector markets along with distributors and retailers.

SALESPERSON (6th-12th months)

$5,000-$30,000

The company will also look for an independent sales agent to serve our markets. In order to develop a strong network of contacts, the company will offer an excellent margin system to sales agents selling our units. The margin will be similar to the margin that offered by other water solutions, so for every sale that the rep makes, he/she makes a commission as well as revenue from the installation. This system provides the rep with an incentive to recommend the company over the competition.

ESTIMATED EXPENSES FOR THE NEXT TWELVE MONTH PERIOD

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

If 25%

  If 50%

  If 75%

 If 100%

           shares sold

 shares sold

 shares sold

shares sold

Description

-----------

 -----------

-----------

 -----------

GROSS PROCEEDS

62,500

  125,000

187,500

250,000

Offering expenses

  8,000

      8,000

    8,000

    8,000

NET PROCEEDS

54,500

  117,000

179,500

242,000

Office

  2,000

      3,000                          4,000

    5,000

Water machine manufacturing

                   35,500

    90,000                      139,500                                204,000

Marketing Campaign

  2,000

      4,000                          6,000                                    8,000

Salesperson

  5,000

    10,000                        20,000                                  20,000

SEC reporting and compliance

10,000

    10,000                        10,000                                  10,000

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet  arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition,  revenues or  expenses,  results of  operations,  liquidity,  capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical  financial  information  about us upon  which to base an evaluation of our  performance.  We are in the start-up  stage of operations and have not generated any  revenues.  We cannot guarantee we will be successful in our business operations.  Our  business  is subject to risks  inherent  in the establishment of a new business enterprise,  including limited capital resources and  possible  cost  overruns  due to price and cost  increases  in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our  operations.  Equity financing could result in additional dilution to existing shareholder.

RESULTS OF OPERATIONS

FROM INCEPTION ON SEPTEMBER 26, 2014 TO NOVEMBER 30, 2015

During the period we incorporated the company,  prepared a business  plan. Our loss since  inception  is $73,153.  We have just  recently  started our  business operations,  however,  will  not  start  significant  operations  until  we have completed this offering.

LIQUIDITY AND CAPITAL RESOURCES

As of November 30, 2015, the Company had $491 cash, inventory of $16,296, intangible assets of $10,000 and our liabilities  were $11,500.  The available capital reserves of the Company are not sufficient for the Company to remain  operational.  We require minimum  funding of  approximately  $42,000 to conduct our proposed operations and pay all expenses for a minimum period of one year  including  expenses  associated  with  this offering  and  maintaining  a reporting status with the SEC.

Since inception, we have sold 4,422,000 shares of common  stock:

a.

2,500,000 restricted common shares at $0.02 per share for a value of $50,000 pursuant to a research and  development agreement dated September 30, 2014.

b.

500,000 restricted common shares at $0.02 per share for a value of $10,000 pursuant to real property assignment agreement dated October 23, 2015.

c.

600,000 restricted common shares at $0.02 per share for a value of $12,000 to two directors and one advisory board member pursuant to services rendered.

d.

822,000 restricted common shares at $0.02 per share for proceeds of $16,440 pursuant to three private placement subscription agreements dated in October 2015.

We are attempting to raise funds to proceed with our plan of operations. We will have to utilize funds from our directors, who have verbally agreed to loan the company funds to complete the registration  process if offering proceeds are less than registration costs.  However, the directors have no formal  commitment,  arrangement or legal obligation to advance or loan funds to  the  company.  Our directors  verbal  agreement  to  provide  us  loans  for registration  costs is non-  binding  and  discretionary.  To proceed with our operations within 12 months,  we need a minimum of $42,000.  We cannot guarantee that we will be able to sell all the shares required  to  satisfy  our 12 month financial requirements.  If we are successful, any money raised will be applied to the items set forth in the Use of  Proceeds section of this  prospectus.  We will attempt to raise at least the minimum funds necessary to proceed with our plan of operations. In the long term we may need additional financing. We do not currently have any arrangements for additional financing.  Obtaining additional funding  will be  subject  to a number  of  factors,  including  general  market conditions,  investor  acceptance of our business plan and initial  results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional  financing  available to us. There is no assurance that any additional financing will be available or if available,  on terms that will be acceptable to us.

Our  auditors  have  issued a "going  concern"  opinion,  meaning  that there is substantial doubt if we can continue as an on-going business for the next twelve months  unless  we  obtain  additional  capital.  No  substantial  revenues  are anticipated  until we have  completed  the  financing  from  this  offering  and implemented  our plan of  operations.  Our only source for cash at this time is investments by others in this  offering.  We must raise cash to  implement  our strategy and stay in business.  The amount of the offering  will likely allow us to operate  for at least one year and have the  capital  resources  required  to cover the  material  costs  with  becoming  a publicly  reporting.  The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

The Company  will  have to meet  all the  financial  disclosure  and  reporting requirements  associated with being a publicly reporting company.  The Company's management will have to spend additional time on policies and procedures to make sure it is compliant with various  regulatory  requirements,  especially that of Section  404 of  the  Sarbanes-Oxley  Act of  2002.  This additional  corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company  fail to raise a minimum of $42,000  under this  offering the Company  would be forced to scale  back or  abandon  the  implementation  of its 12-month plan of operations.

DESCRIPTION OF BUSINESS

Next Gen is a developer, manufacturer and distributor of Atmospheric Water Harvester (AWH) technology. This technology provides a cost-effective solution to the global shortage of drinking water by extracting water from air and turning it into clean, healthy drinking water. The technology transforms available water vapor from air humidity into great tasting drinking water by using refrigeration technology that condenses water vapor. AWH machines continuously simulate the “dew point” allowing water to be collected even in relatively low-humidity conditions. Next Gen has acquired an inventory of various prototype atmospheric water harvester machines which it intends to mass produce for marketing and distribution.

The selection of home and office machines to be sold are the Next Gen 3000 and Next Gen X,Y & Z. The selection of commercial and industrial machines sold are the Next Gen 100, 200, 500, 1200, 3000 & 5000. The home and office models can produce up to 30 liters of drinking water per day based on relative humidity, while the commercial and industrial models can produce up to 5,000 liters of drinking water per day, based on relative humidity and size of the machine. Both water harvesting machines have the price and quality advantage that makes the machines economical to operate in any environment and superior to all other competitors in this innovative yet effective method of creating much needed clean water. The cost of operating these machines to produce water range from $.008 to $.025 per liter

Our  principal  office  address is located  FT B Blk. 1 Victoria Ctr., 15 Watson Road, North Point, Hong Kong.  Our phone number is 85225702177. Our plan of operation is forward-looking  and there is no assurance that we will ever reach profitable  operations. We are a development  stage company and have not earned any revenue. It is likely that we will not be able to achieve profitability and would be forced to cease operations due to the lack of funding.

BUSINESS

Next Gen is in the business of acquiring innovative clean tech technologies and adding value to them through marketing and distribution efficiencies. The company is engaged in developing these next generation water solutions to extract water from air and turn it into clean, healthy drinking water. The technology transforms available water vapor from air humidity into great tasting drinking water by using refrigeration technology that condenses water vapor. Next Gen’s atmospheric water harvesting machines continuously simulate the “dew point” allowing water to be collected even in relatively low-humidity conditions. Air is drawn through a specially designed filter that removes dust and purifies the air. The condensed water is then collected and passed through a water treatment module with an ultraviolet reactor light to kill any bacteria. In the final stage, the water passes through a one micron sediment filter and once again through an ultraviolet reactor followed by a high quality carbon filter, which enhances the water’s taste.

In order to minimize our start-up costs, we will continue to outsource the manufacturing, marketing and set-up of our machines until the product demand warrants a more profitable method of producing the quantities needed to fulfill sales orders. Only at that point will we consider manufacturing the products ourselves.

We are a company on the stage of  development  and have not earned any revenue.  In case we don't achieve estimated level of  profitability,  the company will be forced to cease operations due to the lack of funding.

Next Gen has entered into the following agreements from inception to November 30, 2015:

RESEARCH AND DEVELOPMENT AGREEMENT (Exhibit 10.1)

The Company entered into a research and development technology agreement dated September 30, 2014 to participate in technology development research and development resulting in the commercialization of the results of this research in producing an innovative air to water harvesting machine that will produce varying amounts of cleaning drinking water per day. The terms of the agreement are for one year and the Company is required to pay $50,000 due and payable in equal instalments of $12,500, the first payment being due upon the effective date of October 1, 2014 (all payments made). The payments were made by a shareholder on behalf of the Company and the shareholder has elected to take restricted common shares in the Company in lieu of a cash repayment, these restricted common shares were issued at $0.02 per share to the shareholder or her designates.  In accordance with accounting policies, the research and development costs were expensed in the year ended August 31, 2015. No further research and development costs were incurred in the three month period ending November 30, 2015.

 INTANGIBLE ASSET – ASSIGNMENT AGREEMENT FOR AIR –TO WATER MACHINES (Exhibit 10.2)

On October 23, 2015, the Company signed an agreement with Asiatic Management Consultants Ltd. (“Asiatic”) for the acquisition of technology and other proprietary information of an Air to Water System for which three working prototype machines that have been delivered by the manufacturer. Upon evaluation of the prototype machines, the Company will confirm the Order of Mold and the manufacturer the Order of Engineering to manufacture a brand of sellable machines. Under the terms of the agreement, the Company will pay Asiatic $3,350 for the acquisition of three prototype machines for the Company’s inventory and issue 500,000 restricted common shares to Asiatic. On November 24, 2015, the Company approved and issued 500,000 restricted common shares valued at $10,000 to Asiatic. In addition, after the evaluation of the prototype machines, the Company is required to process orders for an Order of Mold in the amount of $60,000. The Air to Water System include an air water generation function, a purification system for drinking water, hot and cold water dispensers, anti-bacteria safeguards and are CSA, UL  electronic certificate achievable. During the three months ended November 30, 2015, the Company capitalized $10,000 in intangible costs. (August 31 - $Nil)

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENTS (Exhibit 10.3)

In October 2015, Next Gen entered into three private placement subscription agreements and issued 822,000 restricted common shares at $0.02 per share for proceeds of $16,440 .

OFFICE AND ADMIISTRATIVE SERVICES AGREEMENT (Exhibit 10.4)

On October 1, 2014, Next Gen entered into an office and administrative services agreement dated October 1, 2014 to provide to provide those service to Next Gen for compensation of $750 per month.

The Company has acquired both home and office atmospheric water harvesting machines and commercial and industrial atmospheric water harvesting machines.

Home/Office Units are the Next Gen 3000 and  Next Gen X,Y & Z.

The Next Gen 3000 is a full sized upright model that can produce up to 30 liters per day depending on humidity and temperature levels. The capacity of the home/office unit is designed to replace bottled water dispensers, eliminating the need for trucking, replenishment and storage of plastic bottles. These water units are equipped with an electronic control system that turns the machine on and off when full and can circulate the water to maintain clean drinking water 24 hours a day, 365 days a year. Humidity levels and filter changing requirements are indicated with dig-ital displays.  The Next Gen 3000 is the water machine that we have received the initial 3 prototypes under the real property assignment agreement referred to above.(See Exhibit 10.5)

The Next Gen X  is a full sized upright model that can produce up to 60L of drinking water per day depending on humidity and temperature levels.  These water units are equipped with an electronic control system that turns the machine on and off when full and circulates the water to maintain clean drinking water 24 hours a day, 365 days a year.  Humidity levels and filter changing requirements are indicated with digital displays.

The Next Gen Y is a full sized upright model that can produce up to 28L of drinking water per day depending on humidity and temperature levels.  These water units are equipped with an electronic control system that turns the machine on and off when full and circulates the water to maintain clean drinking water 24 hours a day, 365 days a year.  Humidity levels and filter changing requirements are indicated with digital displays.

The Next Gen Z is a full sized upright model that can produce up to 28L of drinking water per day depending on humidity and temperature levels.  These water units are equipped with an electronic control system that turns the machine on and off when full and circulates the water to maintain clean drinking water 24 hours a day, 365 days a year.  Humidity levels and filter changing requirements are indicated with digital displays.

The Next Gen X,Y and Z are the machines we acquired through the purchase of inventory.

Commercial/Industrial Units are the Next Gen 100, 200, 500, 1200, 3000 & 5000.

The Next Gen 100 is an air to water harvesting machine that is capable of producing up to 100 liters of safe drinking water everyday depending on humidity and temperature levels. The intended uses of these machines are for military camps, humanitarianism and disaster relief applications where fresh drinking water is scarce, unavailable or difficult to access. In addition, these machines provide clean water for commercial applications such as in beverage and food manufacturing, for industrial work sites and organizations in remote locations including schools, resorts, hospitals and resource companies.

The Next Gen 200 is an air to water harvesting machine that is capable of producing up to 200 liters of safe drinking water everyday depending on humidity and temperature levels. The intended uses of these machines are for military camps, humanitarianism and disaster relief applications where fresh drinking water is scarce, unavailable or difficult to access. In addition, these machines provide clean water for commercial applications such as in beverage and food manufacturing, for industrial work sites and organizations in remote locations including schools, resorts, hospitals and resource companies.

The Next Gen 500 is an air to water harvesting machine that is capable of producing up to 500 liters of safe drinking water everyday depending on humidity and temperature levels. The intended uses of these machines are for military camps, humanitarianism and disaster relief applications where fresh drinking water is scarce, unavailable or difficult to access. In addition, these machines provide clean water for commercial applications such as in beverage and food manufacturing, for industrial work sites and organizations in remote locations including schools, resorts, hospitals and resource companies.

The Next Gen 1200 is an air to water harvesting machine that is capable of producing up to 1200 liters of safe drinking water everyday depending on humidity and temperature levels. The intended uses of these machines are for military camps, humanitarianism and disaster relief applications where fresh drinking water is scarce, unavailable or difficult to access. In addition, these machines provide clean water for commercial applications such as in beverage and food manufacturing, for industrial work sites and organizations in remote locations including schools, resorts, hospitals and resource companies.

The Next Gen 3000  is an air to water harvesting machine that is capable of producing up to 3000 liters of safe drinking water everyday depending on humidity and temperature levels. The intended uses of these machines are for military camps, humanitarianism and disaster relief applications where fresh drinking water is scarce, unavailable or difficult to access. In addition, these machines provide clean water for commercial applications such as in beverage and food manufacturing, for industrial work sites and organizations in remote locations including schools, resorts, hospitals and resource companies.

The Next Gen 5000  is an air to water harvesting machine that is capable of producing up to 5000 liters of safe drinking water everyday depending on humidity and temperature levels. The intended uses of these machines are for military camps, humanitarianism and disaster relief applications where fresh drinking water is scarce, unavailable or difficult to access. In addition, these machines provide clean water for commercial applications such as in beverage and food manufacturing, for industrial work sites and organizations in remote locations including schools, resorts, hospitals and resource companies.

The Next Gen 100, 200, 500, 1200, 3000 and 5,000 are the machines we acquired through the purchase of inventory.

The keys to success for Next Gen in this business is an extremely precise marketing and implementation plan made up of:

- Providing quality products that can be used in a variety of situations (commercial to disaster relief).

- Utilizing next-generation technology in order to continually improve upon current production options, while differentiating ourselves from our competition.

- Strong negotiation and sales skills, either dealing with charities, celebrities, governments, channel issues and/or barriers to entry, or solving problems with perceptions in order to penetrate our target markets.

- Our global product line must be delivered on time, costs controlled, marketing budgets man-aged. There is a temptation to increase growth at the expense of profits; we will keep a close eye on this temptation in order to live up to our plan.

- Sustaining controlled growth in order to manage start-up costs more efficiently.

Next Gen desires to establish a platform to commercialize the Company’s acquired technology and demonstrates the operational and financial viability of the Company. The goal is to fully exploit our technology by marketing and distributing atmospheric water generating products and filtration systems.

Business Objectives

1. To become the premier vendor for water charities, governments and private sector organizations in the new and evolving Atmospheric Water Generating industry.

2. To reach profitability within one year of the company's 2016 product roll-out.

3. To develop additional profit centers to include e-commerce and franchised stores

Financial Objectives

1. Increase product sales to twelve million dollars annually by the end of the second year.

2. Bring gross margin up and maintain that high level by the third year.

3. Improve inventory turnover on an ongoing basis, until "just-in-time" inventory standard by the third year.

4. The company expects to have exponential sales growth once market acceptance and brand recognition is achieved.

Marketing Objectives

1. Establish brand awareness for the Next Gen name and products.

2. Focus on 5 key global markets to increase market penetration and domination.

3. Expand target markets with controlled growth in both public and private sectors

4. Position ourselves as the leading emerging clean tech water company in the world.

Financial Plan

As an emerging company in an emerging and changing industry, we have intentionally designed a conservative plan, looking to ensure the achievement of our corporate goals along with a solid ROI to our investor/partner(s). We will of course revise our financial plan throughout the first year based on actual figures in sales, manufacturing costs, technological advances, personnel, office space, marketing costs, and so on.

Our plan's success is also predicated on the following assumptions:

- Securing money with investor(s)/partner who will bring added value to our company.

- The acceptance of our machines(s) systems by the public, the business sector, water charities and governments.

- The ability to attract strong management to our team as needed.

- Managing growth and production costs so as to maintain projected margins and cash flow.

- Staying ahead of technological advances in this field, and reacting to these changes in a timely and efficient manner.

- Managing the 2015 roll-out with minimal personnel until steady growth necessitates hiring additional department management and support staff.

- Partnering with strong original equipment manufacturer’s quickly in order to penetrate and dominate market share.

- Partnering with industry leaders (such as BP, Four Seasons, Princess Cruise Lines.,) to assist in demonstrating the efficacy of our systems.

- Success in marketing our products for brand awareness and positioning. Adjusting and adapting to the market trends within this new and emerging industry.

COMPETITION

The atmospheric water generator industry is relatively new and is becoming highly competitive. This market segment includes numerous manufacturers, distributors, marketers, and retailers that actively compete for the business and consumer market both in the United States and abroad.

The following are some of our competitors:

Element Four. (www.elementfour.com) is a Canadian based company which produces small household units which produce about 13 quarts of water per day. The company has been in existence for over 5 years and has a number of patents.

Air2 Water Inc. (www.air2water.net) also known as World Wide Water Company. This company holds a patent for atmospheric water generators. Air 2 Water offers two products to their distributors the residential Dolphin 1 and Dolphin

EcoBlue (www.ecoblue.com) has a number of consumer atmospheric water harvesting machines and solar products that it sells through distributors, it’s own e-commerce store and through Amazon.com

Island Sky (www.islandsky.com)currently designs, manufacturers and distributes its household and commercial air-to-water machines from its production facilities in China, Mexico and India. Island Sky has defined global markets with distribution in key regions globally.

AWG International (www.awginternational.com) makes a number of smaller consumer models from it’s factory in Washington State.

HendrxWater (www.hendrxwater.com) currently produces the atmospheric water harvesting machine model  HR residential model, this unit is very similar to the Dolphin 1 and the Dolphin 2 produced by Air 2 Water, and also uses UV to control the bacteria with much the same internal configuration. Fujian Yuxin also produces the EA 500 commercial unit which uses standard DX coils. The residential and commercial units are represented by many different distributers at different levels in the retail market.

Water Maker India (www.watermakerindia.com) currently produces the WM series commercial unit utilizes standard DX technology and comes in a variety of sizes and has begun to market their product in India; currently they do not produce a residential unit for retail sale. Water Maker India has so far been focusing their efforts in the Indian market.

Drinkable Air (www.drinkable-air.com) is a located in Lauderdale Lakes, Florida. It was organized in 2007. Drinkable Air has over 50 distributors in the United States and two in the Pacific Rim. Its atmospheric water machines  utilize an ozone process to kill water borne organisms. The company's product line supports an office and commercial product named Cameleon.

REVENUE

We aim to make revenues on the sale of atmospheric water machines As business grows we might find more possible ways to make revenues which will help to keep business ongoing.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future.  Because  we do not  have  any  insurance,  if we are  made a party of a products  liability  action,  we may not have  sufficient  funds to  defend  the litigation.  If that occurs a judgment  could be rendered  against us that couldcause us to cease operations.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES.

We are a development  stage company and  currently  have no  employees.  Tom Moore and Ka Tin Foo, are non-employee officers and directors of the Company. We intend to hire employees on an as needed basis.

OFFICES

Our executive offices are located at FT B Blk. 1 Victoria Ctr., 15 Watson Road, North Point, Hong Kong.  Our phone number is 85225702177. This is the office provided by our   Director, Ka Tin Foo.  We do not pay any rent to Mr. Ka Tin Foo and there is no agreement to pay any rent in the future.

GOVERNMENT REGULATION

We will be required to comply with all  regulations,  rules,  and  directives of governmental  authorities  and  agencies  applicable  to  our  business  in  any jurisdiction  which  we  would  conduct  activities.  We do  not  believe  that regulation will have a material impact on the way we conduct our business.

 LEGAL PROCEEDINGS

During the past ten years,  none of the  following  occurred with respect to the Directors of the Company:  (1) any  bankruptcy  petition filed by or against any business of which such person was a general partner or executive  officer either at the time of the  bankruptcy  or within two years prior to that time;  (2) any conviction  in a criminal  proceeding  or being  subject  to a pending  criminal proceeding  (excluding traffic  violations and other minor offenses);  (3) being subject to any order, judgment or decree, not subsequently  reversed,  suspended or  vacated,  of  any  court  of  any  competent  jurisdiction,  permanently  or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business,  securities or banking activities;  and (4) being found by a  court  of  competent  jurisdiction  (in a  civil  action),  the SEC or the commodities  futures  trading  commission  to have  violated  a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive

Officers and/or Directors

 Age               Position

  -------------------------------------                                ---                   --------

Tom Moore

 46

   President, Director and Chief Executive Officer.

227 East Louise Street

Long Beach, California, 90805

Ka Tin Foo

 65

   Secretary, Treasurer, Director and Chief Financial Officer.

FT B 33/F Blk. 1 Victoria Center

15 Watson Road.

North Pont, Hong Kong

On September 14, 2015 Tom Moore, a self-employed  businessman based in California U.S.A., joined the Board of Directors and was appointed Director, President and Chief Financial Officer Secretary, Treasurer and Chief Financial Officer of the Company. For the last 5 years, Mr. Moore has been a First nations consultant with the Squamish Nation.

On September 14, 2015 Ka Tin Foo, a self-employed businessman based in Hong Kong., joined the Board of Directors and was appointed Director, Secretary, Treasurer and Chief Financial Officer of the Company. For the last 5 years, Mr. Foo has been an entrepreneur in the manufacturing field, most notably in Asia.

We believe that the specific experience, qualifications and skills of our directors will enable to develop our business.

Both Tom Moore and Ka Tin Foo have been self-employed businessmen in the last 5 years. Neither Tom Moore or Ka Tin Foo have not been an officer or director of any other public companies.

During the past ten years our directors have not been the subject to any of the following events:

 1.   Any bankruptcy petition filed by or against any business of which our directors was a general partner or executive  officer either at the time of the bankruptcy or within two years prior to that time.

 2.   Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

 3.   An order, judgment, or decree, not subsequently reversed, suspended or vacated,  or any  court  of  competent  jurisdiction,  permanently  or temporarily enjoining,  barring,  suspending or otherwise limiting our directors  involvement  in any type of business,  securities or banking activities.

 4.   Found by a court of competent  jurisdiction  (in a civil action),  the Securities  and Exchange  Commission or the Commodity  Future  Trading Commission  to  have  violated  a  federal  or  state   securities  or commodities law, and the judgment has not been reversed,  suspended or vacated.

 5.   Was the  subject of any order,  judgment or decree,  not  subsequently reversed,  suspended  or vacated,  of any  Federal or State  authority barring,  suspending  or otherwise  limiting for more than 60 days the right to engage in any activity  described  in paragraph  (f)(3)(i) of this  section,  or to be associated  with persons  engaged in any such activity;

 6.   Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State  securities  law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

 7.   Was the subject  of, or a party to, any  Federal or State  judicial or administrative order,  judgment,  decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

  i.   Any Federal or State securities or commodities law or regulation; or

  ii.  Any  law  or  regulation  respecting  financial  institutions  or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent  cease-and-desist  order, or removal or prohibition order; or

  iii. Any law or regulation  prohibiting mail or wire fraud or fraud in connection with any business entity; or

 8.   Was the  subject  of,  or a party  to,  any  sanction  or  order,  not subsequently  reversed,  suspended or vacated,  of any self-regulatory  organization  (as defined in Section  3(a)(26) of the Exchange Act (15 U.S.C.  78c(a)(26))),  any  registered  entity (as  defined in Section  1(a)(29) of the Commodity  Exchange Act (7 U.S.C.  1(a)(29))),  or any equivalent  exchange,  association,  entity or  organization  that has disciplinary  authority over its members or persons  associated with a member.

TERM OF OFFICE

Our Directors are  appointed  to hold office until the next annual  meeting of our stockholders  or until his  respective  successor is elected and  qualified,  or until he resigns or is removed in accordance  with the  provisions of the Nevada Revised  Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of two members,  Tom Moore and Ka Tin Foo,  Our board of directors has  not  made  a  subjective   determination   as  to  each  director  that  no relationships  exist  which,  in the  opinion of our board of  directors, would interfere  with  the  exercise  of  independent  judgment  in  carrying  out the responsibilities  of  a  director.   Had  our  Board  of  Directors  made  these determinations,  our  board of  directors  would  have  reviewed  and  discussed information  provided by the  directors  and us with  regard to each  director's business and personal  activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees.  We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following  tables set forth certain  information  about  compensation  paid, earned or accrued for  services  by our  Executive  Officer  from  inception  on September 26, 2014 until the date of this filing:

SUMMARY COMPENSATION TABLE

 Name and

 Principal                                              All Other

 Position           Salary($)  Bonus($)  Compensation($) Totals($)

 --------             ---------     --------              ------------------  ---------------

Tom Moore         -0-             -0-                 $10,500                   -0-

President

Ka Tin Foo         -0-             -0-                  $ 4,000                    -0-

Secretary

Treasurer

Tom Moore has an office and administrative services agreement dated October 1, 2014 to provide those services to Next Gen for compensation of $750 per month.

Tom Moore and Ka Tin Foo currently devote approximately twenty hours per week to manage the affairs of the Company.  They have agreed to work with no cash remuneration  until such time as the company receives sufficient revenues necessary to provide management salaries.  At this time, we cannot accurately  estimate when sufficient revenues will  occur  to  implement  this  compensation,   or  what  the  amount  of  the compensation will be.

There are no annuity,  pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently  existing plan provided or  contributed to by the company or any of its subsidiaries, if any.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Tom Moore will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

There is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received,  by Tom Moore or Ka Tin Foo,  directly or indirectly, from the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following  table sets forth  certain  information  concerning  the number of shares of our common  stock owned  beneficially  as of November 30, 2015 by: (i) each person (including any group) known to us to own more than five percent (5%) of any  class of our  voting  securities,  (ii) our  director,  and or (iii) our officer.  Unless  otherwise  indicated,  the stockholder  listed  possesses sole voting and investment power with respect to the shares shown.

                               Name and Address of       Amount and Nature of           Percent

Title of Class         Beneficial Owner          Beneficial Ownership             of class

--------------             --------------------------      ----------------------------                  ----------

Common Stock      Tom Moore

200,000

           4. 5%

              Ka Tin Foo                           200,000                              4. 5%

(1) A  beneficial  owner of a security  includes  any person  who,  directly  or indirectly, through any contract, arrangement,  understanding,  relationship, or otherwise has or shares:  (i) voting power, which includes the power to vote, or to direct the voting of shares;  and (ii) investment  power,  which includes the power to dispose  or direct the  disposition  of shares.  Certain  shares may be deemed  to be  beneficially  owned by more than one  person  (if,  for  example, persons  share the  power to vote or the power to  dispose  of the  shares).  In addition,  shares are deemed to be beneficially  owned by a person if the person has the right to acquire the shares (for  example,  upon  exercise of an option) within 60 days of the date as of which the information is provided. In computing the  percentage  ownership of any person,  the amount of shares  outstanding  is deemed to include  the amount of shares  beneficially  owned by such person (and only such  person) by reason of these  acquisition  rights.  As of  November 30, 2015, there were 4,422,000 shares of our common stock issued and outstanding.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 400,000 shares of common stock were issued to officers and directors, 200,000 common shares were issued to an advisory member, 2,500,000 shares of common stock were issued pursuant to a research and development agreement, 500,000 shares of common stock were issued pursuant to a real property assignment agreement and 822,000 shares were issued pursuant to three private placement subscription agreements, all of which are restricted securities,  as defined in Rule 144 of the Rules and  Regulations of the SEC  promulgated  under the Securities  Act. Under Rule 144, the shares can be publicly sold,  subject to volume  restrictions  and restrictions  on the  manner of sale.  Such  shares  can only be sold  after six months  provided that the issuer of the securities is, and has been for a period of at least 90 days  immediately  before  the  sale,  subject  to the  reporting requirements  of section 13 or 15(d) of the Exchange  Act.  Shares  purchased in this  offering,  which will be  immediately  resalable,  and sales of all of our other  shares  after  applicable  restrictions  expire,  could have a depressive effect on the market  price,  if any, of our common  stock and the shares we are offering.

There is no public  trading  market  for our common  stock.  To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock.  As of the date of this Registration  Statement,  we have not engaged a market maker to file such an  application,  that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed,  there  is no  guarantee  that we will be  accepted  for quotation.

PLAN OF DISTRIBUTION

We are registering 5,000,000 shares of our common stock for sale at the price of $0.05 per share.

This is a  self-underwritten  offering,  and Tom Moore  our President, will sell the shares directly to family, friends,  business associates and acquaintances,  with no commission or other remuneration  payable to him for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration  set out in Rule 3a4-1 under the  Securities  Exchange Act of 1934. Tom Moore will not register as a  broker-dealer  pursuant to Section 15 of the Securities  Exchange Act of 1934, in reliance upon Rule 3a4-1,  which sets forth those  conditions,  as noted  herein,  under which a person  associated  with an Issuer may participate  in the offering of the Issuer's  securities  and not be deemed to be a broker-dealer:

     1.   Our  officers  and  directors  are  not  subject  to  a  statutory disqualification,  as that term is defined in Section  3(a)(39) of the Act, at the time of his participation; and,

     2.   Our officers and directors  will not be  compensated  in connection with  his  participation  by  the  payment  of  commissions  or  other remuneration  based either  directly or indirectly on  transactions in securities; and

     3.   Our officers and  directors are not,  nor will he be at the time of his  participation  in  the  offering,   an  associated  person  of  a broker-dealer; and

     4.   Our  officers  and  directors  meet the  conditions  of  paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform,  or intend  primarily to perform at the end of the  offering, substantial  duties  for or on behalf of our  company,  other  than in connection with transactions in securities; and (B) he is not a broker or dealer, or been an associated person of a broker or dealer,  within the preceding  twelve months;  and (C) has not participated in selling and  offering  securities  for any issuer more than once every  twelve months other than in reliance on Paragraphs  (a)(4)(i) or (a)(4)(iii).

Under Paragraph  3a4-1(a)(4)(iii),  our officers and directors must restrict  their  participation  to any  one or  more  of the  following activities:

 A.   Preparing   any  written   communication   or   delivering   such communication  through  the  mails or other  means  that does not involve  oral  solicitation  by  his  of a  potential  purchaser; provided,  however,  that the  content of such  communication  is approved by our sole officer and director;

 B.   Responding   to   inquiries   of  a  potential   purchaser  in  a communication  initiated by the  potential  purchaser;  provided, however,  that the  content  of such  responses  are  limited  to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

 C.   Performing  ministerial  and clerical  work involved in effecting any transaction.

Our  officers and  directors  do not intend to purchase  any shares in this offering.

This  offering  is  self-underwritten,  which means that it does not involve the participation  of an underwriter or broker,  and as a result,  no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering,  we must file a  post-effective  amendment to the registration  statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in  the  prospectus.

Additionally,   FINRA  must  approve  the  terms  of  the underwriting  compensation  before  the  broker-dealer  may  participate  in the offering.

To the extent required under the Securities Act, a  post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold,  the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers  did not conduct any  investigation to verify the information set out or  incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without  limitation, Rule  10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

PENNY STOCK REGULATIONS

You should note that our stock is a penny stock.  The SEC has adopted Rule 15g-9 which  generally  defines  "penny  stock" to be any equity  security  that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers  who  sell  to  persons  other  than  established  customers  and "accredited  investors".  The term "accredited  investor"  refers  generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding  $200,000 or $300,000 jointly with their  spouse.  The penny stock rules require a  broker-dealer,  prior to a transaction in a penny stock not otherwise  exempt from the rules,  to deliver a standardized  risk  disclosure  document  in a form  prepared  by the SEC  which provides information about penny stocks and the nature and level of risks in the penny stock  market.  The  broker-dealer  also must  provide the  customer  with current bid and offer  quotations for the penny stock,  the  compensation of the broker-dealer  and  its  salesperson  in the  transaction  and  monthly  account statements  showing the market value of each penny stock held in the  customer's account.  The bid and offer quotations,  and the  broker-dealer and salesperson compensation  information,  must be given to the  customer  orally or in writing prior to effecting the  transaction and must be given to the customer in writing before or with the customer's  confirmation.  In addition, the penny stock rules require that prior to a transaction  in a penny stock not otherwise  exempt from these rules, the broker-dealer  must make a special written determination  that the penny  stock is a suitable  investment  for the  purchaser  and  receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading  activity in the  secondary market for the stock that is subject to these penny stock  rules.  Consequently, these penny stock  rules may affect the ability of  broker-dealers  to trade our securities.  We believe that the penny stock rules discourage  investor interest in and limit the marketability of our common stock.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must

          -    execute and deliver a subscription agreement; and

          -    deliver  a check  or  certified  funds  to us for  acceptance  or rejection.

All checks for subscriptions must be made payable to "Next Gen Water Corporation Ltd.." The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by  us  to  the   subscriber,   without   interest  or  deductions. Subscriptions for  securities  will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of August 30, 2015,  there were Nil shares of our common  stock  issued  and  outstanding  those  were held by one  registered stockholder of record and no shares of preferred  stock issued and  outstanding.

COMMON STOCK

The following is a summary of the material  rights and  restrictions  associated with our common stock. The  holders of our common  stock  currently  have (i) equal  ratable  rights to dividends from funds legally  available  therefore,  when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company  available  for  distribution  to holders of common stock upon liquidation,  dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled  to one  non-cumulative  vote per share on all  matters on which  stock holders may vote.  Please refer to the Company's  Articles  of  Incorporation, Bylaws and the  applicable  statutes of the State of Nevada for a more  complete description  of  the  rights  and   liabilities  of  holders  of  the  Company's securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding  warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities  convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have  never  declared  or paid any cash  dividends  on our common  stock.  We currently intend to retain future earnings,  if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our  Articles  of  Incorporation  and  Bylaws of the  corporation,  we may indemnify  an  officer  or  director  who is  made a  party  to any  proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner  he  reasonably believed  to be in our  best  interest.  We may advance expenses  incurred in defending a proceeding.  To the extent that the officer or director is successful  on the merits in a  proceeding  as to which he is to be indemnified,  we must  indemnify  him against all expenses  incurred,  including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably  incurred in defending the proceeding,  and if the  officer  or  director  is  judged  liable,  only by a court  order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada. Regarding indemnification for liabilities arising under the Securities  Act of 1933,  which may be permitted to directors or officers  under Nevada law, we are informed  that, in the opinion of the Securities and Exchange Commission,  indemnification  is against public policy,  as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this  prospectus  as having  prepared or certified any part of this  Prospectus or having given an opinion upon the validity of the securities  being  registered or upon other legal matters in connection with the registration  or offering of the common  stock was  employed  on a  contingency basis, or had, or is to receive, in connection with the offering,  a substantial interest  directly  or  indirectly,  in the  Company  or any of its  parents  or subsidiaries. Nor was any such person connected with Next Gen Water Corporation Ltd. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Gillespie & Associates, PLLC, our independent  registered  public  accounting firm, has audited our financial  statements  included in this prospectus and  registration statement  to the extent and for the periods  set forth in their  audit  report  has  presented  its report  with  respect to our audited financial statements.

LEGAL MATTERS

Dean Law Corp. has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously  been required to comply with the reporting  requirements of the  Securities  Exchange  Act.  We have  filed  with the SEC a  registration statement on Form S-1 to register the securities offered by this prospectus. For future  information about us and the securities  offered under this prospectus, you may refer to the registration  statement and to the exhibits filed as a part of the  registration  statement.  In addition,  after the effective date of this prospectus,  we will be required to file annual, quarterly and current reports, or other  information  with the SEC as provided by the Securities  Exchange Act. You may read and copy any reports,  statements or other  information  we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington,  D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes  in or  disagreements  with our  independent  registered public accountant.

FINANCIAL STATEMENTS

Our  fiscal year  end is August 31,  2015.  We will  provide  audited  financial statements  to our  stockholders  on an annual  basis;  the  statements  will be prepared by us and audited Gillespie & Associates, PLLC Our financial statements from inception to August 31, 2015, immediately follow:

NEXT GEN WATER CORPORATION LTD.

 FINANCIAL STATEMENTS

AUGUST 31, 2015

GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA  98125

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Next Gen Water Corp. Ltd.

We have audited the accompanying balance sheet of Next Gen Water Corp. Ltd. as of August 31, 2015 and the related statements of operations, stockholders’ deficit and cash flows for the period from September 26, 2014 (inception) through August 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, subject to the condition noted in the following paragraph, the financial statements referred to above present fairly, in all material respects, the financial position of Next Gen Water Corp. Ltd. for the year ended August 31, 2015 and the results of its operations and cash flows for the year for the period from September 26, 2014 (inception) through August 31, 2015 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #1 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ GILLESPIE & ASSOCIATES, PLLC

Seattle, Washington

March 14, 2016

  NEXT GEN WATER CORPORATION LTD.

 BALANCE SHEET

August 31, 2015

CURRENT ASSETS
Cash	$ 466

TOTAL CURRENT ASSETS	466

TOTAL ASSETS	$ 466

CURRENT LIABILITIES
Due to related parties	9,250

TOTAL CURRENT LIABILITIES	9,250

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $.001 par value, 750,000,000 shares authorized
Issued and outstanding: Nil common shares	-
Additional paid-in capital	-
Shares to be issued	50,000
Deficit accumulated during the development stage	(58,784)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(8,784)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$ 466

The accompanying notes are an integral part of these financial statements

  NEXT GEN WATER CORPORATION LTD.

 STATEMENT OF OPERATIONS

Results of Operations from September 26,2014 (inception) to August 31,2015

GENERAL AND ADMINISTRATIVE EXPENSES
Office and general	$ 8,784
Research and Development Costs	50,000
TOTAL EXPENSES	58,784

Loss before Income Taxes	(58,784)
Income Tax Provision	-

NET LOSS	$ (58,784)

The accompanying notes are an integral part of these financial statements.

NEXT GEN WATER CORPORATION LTD.

 STATEMENT OF STOCKHOLDERS DEFICIT

Common Stock			Additional			Stockholders’
	Number of Shares	Amount	Paid-in Capital	Shares To be Issued	Accumulated Deficit	Equity (Deficiency)
Balance, September 26, 2014	-	$ -	$ -	$ -	$ -	$ -

2,500,000 shares to be issued for Research and Development Agreement at $0.02	-	-	-	50,000	-	50,000
Net Loss					(58,784)	(58,784)

Balance, August 31, 2015	-			$ 50,000	$ (58,784)	$ (8,784)

The accompanying notes are an integral part of these financial statements.

  NEXT GEN WATER CORPORATION LTD.

 STATEMENT OF CASH FLOWS

From September 26, 2014 (inception) to August 31 , 2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (58,784)
Adjustments to reconcile net loss to net cash used in operating activities:
- net changes in working capital items	-

NET CASH FLOWS (USED IN) OPERATING ACTIVITIES	(58,784)

CASH FLOWS FROM INVESTING ACTIVITIES

NET CASH FLOWS USED IN INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Loan to fund Research & Development expenses	50,000
Advances from related parties	9,250

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	59,250

NET INCREASE IN CASH	466

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$ 466

The accompanying notes are an integral part of these consolidated financial statements.

NEXT GEN WATER CORPORATION LTD.

NOTES TO FINANCIAL STATEMENTS

AUGUST 31, 2015

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Next Gen Water Corporation Ltd. was incorporated on September 26, 2014 in the State of Nevada as Jobswipe Corporation   On September 17, 2015, the Company changed its name to Next Gen Water Corporation Ltd. In 2016, the Company filed a Registration Statement Form S1 to become a fully reporting Company on the OTC: BB. Since inception the Company has  devoted  substantially  all of its efforts to establishing a new business. While  operations have not commenced,  the Company has generated expenses and no revenue from the limited efforts. The Company's activities  are subject to  significant  risks and  uncertainties including failure to secure additional funding to properly execute the company's business plan. The Company has adopted an August 31 fiscal year end. Next Gen Water Corporation Ltd., is a developer, manufacturer and distributor of Atmospheric Water Harvester (AWH) technology. This technology provides a cost-effective solution to the global shortage of drinking water by extracting water from air and turning it into clean, healthy drinking water. The technology transforms available water vapor from air humidity into great tasting drinking water by using refrigeration technology that condenses water vapor. AWH machines continuously simulate the “dew point” allowing water to be collected even in relatively low-humidity conditions.

Going concern

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

The  Company's  financial  statements  as of August 31, 2015 been  prepared  using generally  accepted  accounting  principles  in the  United  States  of  America applicable to a going concern,  which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.  The Company has incurred a cumulative net loss from inception (September 26, 2014) through August 31, 2015 of $58,784.  These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company  will need,  among other things,  additional  capital  resources.  Management's  plan is to  obtain  such resources for the Company by obtaining  capital from  management and significant  shareholders sufficient  to meet its  minimal  operating  expenses  and seeking equity and/or debt financing.  However management cannot provide any assurances that the Company will be successful in  accomplishing  any of its plans.  These financial   statements do not include  any   adjustments   related  to  there coverability and classification of assets or the amounts and classification of liabilities  that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in United States dollars and are prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the Company’s financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Concentration of Credit Risk

Cash in bank accounts are at risk to the extent that they exceed U.S. Federal Deposit Insurance Corporation and Canadian Deposit Insurance Corporation insured amounts. To minimize risk, the Company places its cash with high credit quality institutions. All cash is deposited in one prominent Canadian financial institution.

Fair Value of Financial Instruments

The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities, including cash, notes receivable, accounts payable, and amounts due to related parties approximate their carrying value due to the short-term maturity of the instruments.

Start-Up Costs

In accordance with ASC 720, "Start up Costs",  the Company  expenses all costs incurred in connection with the start-up and organization of the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (con’t.)

Research and Development Costs

Costs of research activities undertaken with the prospect of gaining new scientific or technical knowledge and understanding are expensed as incurred.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with ASC Topic 830 “Foreign Currency Matters”, foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates that prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders’ equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company records net deferred tax assets to the extent the Company believes these assets will more likely than not be realized. In making such determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations. A valuation allowance is established against deferred tax assets that do not meet the criteria for recognition. In the event the Company were to determine that it would be able to realize deferred income tax assets in the future in excess of their net recorded amount, the would make an adjustment to the valuation allowance which would reduce the provision for income taxes.

The Company follows the accounting guidance which provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Income tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized initially and in subsequent periods. Also included is guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Recent Accounting Pronouncements

There have been no recent accounting pronouncements not yet adopted by the Company which would have a material impact on our financial statements at August 31, 2015.

NEXT GEN WATER CORPORATION LTD.

NOTES TO FINANCIAL STATEMENTS

AUGUST 31, 2015

NOTE 3 – RESEARCH AND DEVELOPMENT AGREEMENT

The Company entered into a research and development technology agreement dated September 30, 2014 to participate in technology development research and development resulting in the commercialization of the results of this research in producing an innovative air to water harvesting machine that will produce varying amounts of cleaning drinking water per day. The terms of the agreement are for one year and the Company is required to pay $50,000 due and payable in equal instalments of $12,500, the first payment being due upon the effective date of October 1, 2014 (all payments made). The payments were made by a shareholder on behalf of the Company and the shareholder has elected to take restricted common shares in the Company in lieu of a cash repayment, these restricted common shares will be issued at $0.02 per share to the shareholder or her designates. See Subsequent event note 7. In accordance with accounting policies, the research and development costs have been expensed in the period.

NOTE 4 – CAPITAL STOCK

The Company has 750,000,000 shares of common stock authorized with a par value of $0.001 per share.

No shares have been issued from inception on September 26, 2014 to August 31, 2015. See Subsequent Events Note 7.

NOTE 5 – RELATED PARTY TRANSACTIONS

In  support  of the  Company's  efforts  and cash  requirements,  it may rely on advances  from related  parties until such time that the Company can support its operations  or  attains  adequate  financing  through  sales  of its  equity  or traditional debt financing.  There is no formal written commitment for continued support by officers, directors, or shareholders.  Amounts represent advances or amounts paid in satisfaction of liabilities.  The advances are  considered temporary in nature and have not been formalized by a promissory note.

Since September 26, 2014 (Inception)  through August 31, 2015,  the Company's  President has invoiced the Company $8,250 to pay for operating  expenses  pursuant to an office and administration agreement dated October 1, 2014.  As of August 31, 2015, the amount outstanding was $8,250. The loan is non-interest bearing, due upon demand and unsecured.

Since September 26, 2014 (Inception)  through August 31, 2015,  a business associate has loaned the Company $450 to pay for start up costs.  As of August 31, 2015, the amount outstanding was $450. The loan is non-interest bearing, due upon demand and unsecured.

Since September 26, 2014 (Inception)  through August 31, 2015,  a business associate  has loaned the Company $50,000 to pay for research and development costs.  As of August 31, 2015, the amount outstanding was $50,000, which the business associate has elected to take in shares valued at $0.02 per share for a total of 2,500,000 restricted common shares to be issued.

NOTE 6 – INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the  period  ended  August 31, 2015 to the  Company's  effective  tax rate is as follows:

Income tax expense at statutory rate     (19,987)

Change in valuation allowance                19,987

                                                                    ---------

Income tax expense                                 $       --

                                                                    =====

NEXT GEN WATER CORPORATION LTD.

NOTES TO FINANCIAL STATEMENTS

AUGUST 31, 2015

NOTE 6 – INCOME TAXES  (con’t.)

The tax effects of temporary differences that give rise to the  Company's  net deferred tax assets as of August  31, 2015 are as follows:

Net Operating Loss                                  (19,987)

Valuation allowance                                  19,987

                                                                    ---------

Net deferred tax asset                              $      --

                                                                    =====

The Company has approximately $58,700 of net operating  losses ("NOL")  carried forward to offset  taxable  income in future  years which expire  commencing  in fiscal 2035. In assessing  the  realization  of deferred tax assets,  management considers  whether it is more  likely  than not that some  portion or all of the deferred tax assets will be realized.  The ultimate  realization of deferred tax assets is dependent  upon the  generation  of future  taxable  income during the periods in which  those  temporary  differences become deductible.  Management considers the scheduled  reversal of deferred tax liabilities,  projected future taxable income and tax planning  strategies in making this assessment.  Based on the assessment, management has established a full valuation  allowance against all of the  deferred tax asset  relating to NOLs for every period  because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 7 – SUBSEQUENT EVENTS

Management has evaluated subsequent material events through March 16, 2016 and noted the following transactions

a.

2,500,000 restricted common shares at $0.02 per share for a value of $50,000 pursuant to a research and  development agreement dated September 30, 2014.

b.

500,000 restricted common shares at $0.02 per share for a value of $10,000 pursuant to real property assignment agreement dated October 23, 2015.

c.

600,000 restricted common shares at $0.02 per share for a value of $12,000 to two directors and one advisory board member pursuant to services rendered.

d.

822,000 restricted common shares at $0.02 per share for proceeds of $16,440 pursuant to three private placement subscription agreements dated in October 2015.

.

NEXT GEN WATER CORPORATION LTD.

 FINANCIAL STATEMENTS

NOVEMBER 30, 2015

  NEXT GEN WATER CORPORATION LTD.

  BALANCE SHEET

	November 30, 2015 Unaudited	August 31, 2015 Audited

CURRENT ASSETS
Cash	$ 491	$ 466
Inventory	16,296	-

TOTAL CURRENT ASSETS	16,787	466

Intangible Asset	10,000	-

TOTAL ASSETS	$ 26,787	$ 466

CURRENT LIABILITIES
Due to related parties	11,500	9,250

TOTAL CURRENT LIABILITIES	11,500	9,250

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $.001 par value, 750,000,000 shares authorized
Issued and outstanding: 4,422,000 common shares (August 31, 2015 – Nil)	4,422	-
Additional paid-in capital	84,018	-
Shares to be issued	-	50,000
Deficit accumulated during the development stage	(73,153)	(58,784)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	15,287	(8,784)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$ 26,787	$ 466

The accompanying notes are an integral part of these financial statements

  NEXT GEN WATER CORPORATION LTD.

 STATEMENT OF OPERATIONS

	Three Months Ended November 30, 2015 Unaudited	Results of Operations from September 26,2014 (inception) to August 31,2015 Audited

GENERAL AND ADMINISTRATIVE EXPENSES
Office and general	$ 2,369	$ 8,784
Wages and Salaries	12,000	-
Research and Development Costs	-	50,000
TOTAL EXPENSES	14,369	58,784

Loss before Income Taxes	(14,369)	(58,784)
Income Tax Provision	-	-

NET LOSS	$ (14,369)	$ (58,784)

BASIC & DILUTED LOSS PER COMMON SHARE	$ (0.05)	$ -
B BASIC & DILUTED WEIGHTED AVG. COMMON	312,861	-

The accompanying notes are an integral part of these financial statements.

 NEXT GEN WATER CORPORATION LTD.

 STATEMENT OF CASH FLOWS

	Three Months ended November 30, 2015 Unaudited	From September 26, 2014 (inception) to August 31 , 2015 Audited

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (14,369)	$ (58,784)
Adjustments to reconcile net loss to net cash used in operating activities:
- fees and services paid for with common shares	12,000	-
- inventory	(16,296)	-

NET CASH FLOWS (USED IN) OPERATING ACTIVITIES	(18,665)	(58,784)

CASH FLOWS FROM INVESTING ACTIVITIES

NET CASH FLOWS USED IN INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds on sale of common stock	16,440	-
Loan to fund Research & Development expenses	-	50,000
Net advances from related parties	2,250	9,250

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	18,690	59,250

NET INCREASE IN CASH	25	466

CASH, BEGINNING OF PERIOD	466	-

CASH, END OF PERIOD	$ 491	$ 466

          Supplemental disclosure of non-cash investing and financing activities:

	November 30, 2015	August 31, 2015

Shares issued for other intangible assets	$ 10,000	$ -

Shares issued for debt settlement	$ 50,000	$ -

Shares issued for fees and services	$ 12,000	$ -

          The Company paid no cash for interest and income taxes for the three months

          Ended November 30, 2015 and the period from September 26, 2014 (inception)

          to August 31, 2015

The accompanying notes are an integral part of these consolidated financial statements.

NEXT GEN WATER CORPORATION LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2015 - Unaudited

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Next Gen Water Corporation Ltd. was incorporated on September 26, 2014 in the State of Nevada as Jobswipe Corporation   On September 17, 2015, the Company changed its name to Next Gen Water Corporation Ltd. The Company’s principal offices are located at FT B 33/F Blk. 1 Victoria Center, 15 Watsdon Road, North Point, Hong Kong. In 2016, the Company filed a Registration Statement Form S1 to become a fully reporting Company on the OTC: BB. Since inception the Company has  devoted  substantially  all of its efforts to establishing a new business. While  operations have not commenced,  the Company has generated expenses and no revenue from the limited efforts.

The Company's  activities  are subject to  significant  risks and  uncertainties including failure to secure additional funding to properly execute the company's business plan. The Company has adopted an August 31 fiscal year end.

Next Gen Water Corporation Ltd., is a developer, manufacturer and distributor of Atmospheric Water Harvester (AWH) technology. This technology provides a cost-effective solution to the global shortage of drinking water by extracting water from air and turning it into clean, healthy drinking water. The technology transforms available water vapor from air humidity into great tasting drinking water by using refrigeration technology that condenses water vapor. AWH machines continuously simulate the “dew point” allowing water to be collected even in relatively low-humidity conditions.

Going concern

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

The  Company's  financial  statements  as of November 30, 2015 been  prepared  using generally  accepted  accounting  principles  in the  United  States  of  America applicable to a going concern,  which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.  The Company has incurred a cumulative net loss from inception (September 26, 2014) through November 30, 2015 of $73,153.  These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things,  additional  capital  resources.  Management's  plan is to  obtain  such resources for the Company by obtaining  capital from  management and significant  shareholders sufficient  to meet its  minimal  operating  expenses  and seeking equity and/or debt financing.  However management cannot provide any assurances that the Company will be successful in  accomplishing  any of its plans.  These financial   statements   do  not include  any   adjustments   related  to  the recoverability and classification of assets or the amounts and classification of liabilities  that might be necessary should the Company be unable to continue as a going concern.

The foregoing unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions.  Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles for complete financial statements.  These unaudited interim financial statements as at November 30, 2015 should be read in conjunction with the audited  financial statements for the period ended August 31, 2015 referenced in the financial information filed with the OTC Markets.  In the opinion of management, the unaudited interim financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented.

The preparation of financial statements in accordance with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period.  Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company's financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions that could have a material effect on the reported amounts of the Company's financial position and results of operations.

NEXT GEN WATER CORPORATION LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2015 - Unaudited

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION (con’t.)

Operating results for the three months ended November 30, 2015 are not necessarily indicative of the results that may be expected for the year ending August 31, 2016.

A Certificate of Amendment to its Articles of Incorporation was filed with the State of Nevada changing the name to Next Gen Water Corporation Ltd. This name change did not involve a change in the issued or authorized capital of the Company. The name change was effective May 20, 2014.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in United States dollars and are prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the Company’s financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Concentration of Credit Risk

Cash in bank accounts are at risk to the extent that they exceed U.S. Federal Deposit Insurance Corporation and Canadian Deposit Insurance Corporation insured amounts. To minimize risk, the Company places its cash with high credit quality institutions. All cash is deposited in one prominent Canadian financial institution.

Fair Value of Financial Instruments

The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities, including cash, notes receivable, accounts payable, and amounts due to related parties approximate their carrying value due to the short-term maturity of the instruments.

Intangible Assets

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 350, “Intangibles-Goodwill and Other” requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of ASC 350. This standard also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment The Company's intangible assets consist of the acquisition of technology and other proprietary information of an Air to Water System for which three working prototype machines have been delivered by the manufacturer. Upon evaluation of the prototype machines, the Company will confirm the Order of Mold and the manufacturer the Order of Engineering to manufacture a brand of sellable machines. The Company determined that the intangibles have indefinite useful lives and will be reviewed annually for impairment. (see Note 4).

Start-Up Costs

In accordance with ASC 720, "Start up Costs", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Research and Development Costs

Costs of research activities undertaken with the prospect of gaining new scientific or technical knowledge and understanding are expensed as incurred.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with ASC Topic 830 “Foreign Currency Matters”, foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates that prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders’ equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

NEXT GEN WATER CORPORATION LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2015 - Unaudited

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (con’t.)

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.  A valuation allowance is provided for deferred tax assets if it is more likely than not that the Company will not realize the future benefit, or if the future deductibility is uncertain.

Loss per Common Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period.  Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury method.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Inventory

Inventories consist of merchandise held for sale in the ordinary course of business, including cost of freight and other miscellaneous acquisition costs, and are stated at the lower of cost, or market determined on the first-in-first-out basis. The Company records a write-down for inventories, which have become obsolete or are in excess of anticipated demand or net realizable value. The Company performs a detailed review of inventory each period that considers multiple factors including demand forecasts, market conditions, product life cycle status, product development plans and current sales levels. If future demand or market conditions for the Company’s products are less favourable than forecasted or if unforeseen changes negatively affect the utility of the Company’s inventory, it may be required to record additional write-downs, which would negatively affect gross margins in the period when the write-downs are recorded. If actual market conditions are more favorable, the Company may have higher gross margins when products incorporating inventory that were previously written down are sold.

Recent Accounting Pronouncements

There have been no recent accounting pronouncements not yet adopted by the Company which would have a material impact on our financial statements at November 30, 2015.

NOTE 3 – RESEARCH AND DEVELOPMENT AGREEMENT

The Company entered into a research and development technology agreement dated September 30, 2014 to participate in technology development research and development resulting in the commercialization of the results of this research in producing an innovative air to water harvesting machine that will produce varying amounts of cleaning drinking water per day. The terms of the agreement are for one year and the Company is required to pay $50,000 due and payable in equal instalments of $12,500, the first payment being due upon the effective date of October 1, 2014 (all payments made). The payments were made by a shareholder on behalf of the Company and the shareholder has elected to take restricted common shares in the Company in lieu of a cash repayment, these restricted common shares were issued at $0.02 per share to the shareholder or her designates.  In accordance with accounting policies, the research and development costs were expensed in the year ended August 31, 2015. No further research and development costs were incurred in the three month period ending November 30, 2015.

NEXT GEN WATER CORPORATION LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2015 - Unaudited

NOTE 4 –  INTANGIBLE ASSET

On October 23, 2015, the Company signed an agreement with Asiatic Management Consultants Ltd. (“Asiatic”) for the acquisition of technology and other proprietary information of an Air to Water System for which three working prototype machines that have been delivered by the manufacturer. Upon evaluation of the prototype machines, the Company will confirm the Order of Mold and the manufacturer the Order of Engineering to manufacture a brand of sellable machines. Under the terms of the agreement, the Company will pay Asiatic $3,350 for the acquisition of three prototype machines for the Company’s inventory and issue 500,000 restricted common shares to Asiatic. On November 24, 2015, the Company approved and issued 500,000 restricted common shares valued at $10,000 to Asiatic. In addition, after the evaluation of the prototype machines, the Company is required to process orders for an Order of Mold in the amount of $60,000. The Air to Water System include an air water generation function, a purification system for drinking water, hot and cold water dispensers, anti-bacteria safeguards and are CSA, UL  electronic certificate achievable. During the three months ended November 30, 2015, the Company capitalized $10,000 in intangible costs. (August 31 - $Nil). Amortization for intangible assets purchased from Asiatic Management Consultants Ltd. will be recorded over the estimated useful life of the assets when determined using the straight-line method for financial statement purposes when the product or service has been delivered or performed and invoiced by the Company and it begins to recognize revenues.

NOTE 5 – CAPITAL STOCK

The Company has 750,000,000 shares of common stock authorized with a par value of $0.001 per share.

During the three months ended November 30, 2015, the Company issued:

a.

2,500,000 restricted common shares at $0.02 per share for a value of $50,000 pursuant to a research and development agreement dated September 30, 2014. (See Note 3)

b.

500,000 restricted common shares at $0.02 per share for a value of $10,000 pursuant to real property assignment agreement dated October 23, 2015. (See Note 4)

c.

600,000 restricted common shares at $0.02 per share for a value of $12,000 to two directors and one advisory board member pursuant to services rendered.

d.

822,000 restricted common shares at $0.02 per share for proceeds of $16,440 pursuant to three private placement subscription agreements dated in October 2015.

NOTE 6 – RELATED PARTY TRANSACTIONS

In  support  of the  Company's  efforts  and cash  requirements,  it may rely on advances  from related  parties until such time that the Company can support its operations  or  attains  adequate  financing  through  sales  of its  equity  or traditional debt financing.  There is no formal written commitment for continued support by officers, directors, or shareholders.  Amounts represent advances or amounts paid in satisfaction of liabilities.  The advances are  considered temporary in nature and have not been formalized by a promissory note.

Since September 26, 2014 (Inception)  through November 30, 2015,  the Company's  President has invoiced the Company $10,500 to pay for  operating  expenses.  As of November 30, 2015, the amount outstanding was $10,500. The loan is non-interest bearing, due upon demand and unsecured.

As at November 30, 2015 a business associate has loaned the Company $450 to pay for start up costs.  As of November 30, 2015, the amount outstanding was $450. The loan is non-interest bearing, due upon demand and unsecured.

As of August 31, 2015, a business associate has loaned the Company $50,000 to pay for research and development costs.  During the three months ended November 30, 2015, the amount outstanding was $50,000, which the shareholder  elected to take in shares valued at $0.02 per share for a total of 2,500,000 restricted common shares, which were issued November 24, 2015.

NOTE 7 – INCOME TAXES

As of November 30, 2015, the Company had net operating loss carryforwards of  $73,153 that may be available to reduce future years' taxable income and will expire between the years 2016 - 2036.  Availability of tax losses is subject to change of ownership limitations under Internal Revenue Code 382.  Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carryforwards.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to November 30, 2015 to the date these financial statements were issued on April 9, 2016, and has determined that it does not have any material subsequent events to disclose in these financial statements

PROSPECTUS

5,000,000 SHARES OF COMMON STOCK

NEXT GEN WATER CORPORATION LTD.

DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL  _____________  ___, 2016, ALL DEALERS THAT EFFECT  TRANSACTIONS IN THESE SECURITIES  WHETHER OR NOT  PARTICIPATING  IN THIS OFFERING,  MAY BE REQUIRED TO DELIVER A PROSPECTUS.  THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A  PROSPECTUS  WHEN  ACTING AS  UNDERWRITERS  AND WITH  RESPECT TO THEIR  UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated  costs  (assuming  all shares are sold) of this  offering  are as follows:

         SEC Registration Fee                   $      25.18

         Auditor Fees and Expenses        $ 3,000.00

         Legal Fees and Expenses            $ 3,000.00

         EDGAR fees                                  $ 1,000.00

         Transfer Agent Fees                    $   500.00

         Micellenous

     $   474.82

                                                                   ---------

         TOTAL                                          $ 8,000.00

                                                             =========

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(1)  All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Next Gen's  Bylaws  allow for the  indemnification  of the officer  and/or director  in  regards  each such  person  carrying  out the duties of his or her office.   The  Board  of  Directors  will  make   determination   regarding  the indemnification  of the  director, officer or employee  as is proper  under the circumstances  if he has met the applicable  standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification  for liabilities arising under the Securities Act of 1933, as amended, for a director,  officer and/or person controlling Next Gen, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended:

-2,500,000 restricted common shares at $0.02 per share for a value of $50,000 pursuant to a research and    development agreement dated September 30, 2014.

-500,000 restricted common shares at $0.02 per share for a value of $10,000 pursuant to real property assignment agreement dated October 23, 2015.

-600,000 restricted common shares at $0.02 per share for a value of $12,000 to two directors and one advisory board member pursuant to services rendered.

-822,000 restricted common shares at $0.02 per share for proceeds of $16,440 pursuant to three private placement subscription agreements dated in October 2015.

We issued the foregoing  restricted  shares of common stock to our sole officer and director  pursuant to Section 4(2) of the  Securities  Act of 1933.  He is a sophisticated  investor, is our sole officer and director,  and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection  with the sale of the shares and general  solicitation  was not made to anyone.

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ITEM 16. EXHIBITS

Exhibit

Number                 Description of Exhibit

------                       ----------------------

  3.1         Articles of Incorporation of the Registrant

  3.2         Bylaws of the Registrant

  5.1         Opinion of Dean Law Corp.

 10.1        Research and Development Agreement

 10.2        Real Property Assignment Agreement

 10.3        Private Placement Subscription Agreements

 10.4        Office and Administrative Services Agreement

 10.5        Next Gen 3000 Prototype Model

 23.1        Consent of Auditors, Gillespie & Associates, PLLC

 23.2        Consent of Dean Law Corp. (contained in exhibit 5.1)

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ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1)   To file, during any period in which offers or sales of securities are being made, a post- effective amendment to this registration statement to:

 (i)  Include any prospectus  required by Section 10(a)(3) of the Securities Act of 1933;

 (ii) To reflect in the  prospectus  any facts or events  arising  after the effective  date of the  registration  statement  (or the  most  recent post-effective  amendment  thereof)  which,  individually  or  in  the aggregate, represent a fundamental change in the information set forth in the  registration  statement.  Notwithstanding  the foregoing,  any  increase  or decrease  in volume of  securities  offered (if the total dollar  value of  securities  offered  would not exceed that which was registered)  and  any  deviation  from  the  low  or  high  end of the estimated  maximum  offering  range  may be  reflected  in the form of prospectus   filed  with  the  Commission   pursuant  to  Rule  424(b)(ss.230.424(b)  of this chapter) if, in the aggregate,  the changes in volume  and price  represent  no more than 20%  change in the  maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

 (iii)To  include  any  material  information  with  respect  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2)   That, for the purpose of determining any liability under the Securities Act of 1933,  each such  post-effective  amendment  shall be deemed to be a new registration  statement relating to the securities offered therein, and the offering of such  securities at that time shall be deemed to be the initial  bona fide offering thereof.

3)   To remove from  registration by means of a post-effective  amendment any of the securities  being  registered which remain unsold at the termination of the offering.

4)   That, for the purpose of determining  liability under the Securities Act of 1933 to any purchaser:

 (i)  If the  registrant  is  subject to Rule 430C,  each  prospectus  filed pursuant to Rule 424(b) as part of a registration  statement  relating to an offering,  other than  registration  statements  relying on Rule 430B or other than prospectuses  filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration  statement as of the date it is first used after effectiveness.  Provided,  however, that no statement made in a registration  statement or prospectus that  is  part  of  the  registration   statement  or  made  in  a  document incorporated or deemed incorporated by reference into the registration statement or  prospectus  that is part of the  registration  statement will, as to a purchaser  with a time of contract of sale prior to such first  use,  supersede  or modify any  statement  that was made in the registration statement or prospectus that was part of the registration statement or made in any such document  immediately prior to such date of first use.

5)   That, for the purpose of determining  liability of the registrant under the Securities Act of 1933 to any purchaser in the initial  distribution of the securities:  The  undersigned  registrant  undertakes  that  in  a  primary offering  of  securities  of the  undersigned  registrant  pursuant to this registration statement,  regardless of the underwriting method used to sell the securities to the  purchaser,  if the securities are offered or sold to such  purchaser  by  means  of  any of the  following  communications,  the undersigned  registrant  will be a  seller  to the  purchaser  and  will be considered to offer or sell such securities to such purchaser:

 (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

 (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the  undersigned  registrant  or used or  referred to by the undersigned registrant;

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 (iii)The  portion  of any other free  writing  prospectus  relating  to the offering  containing   material   information  about  the  undersigned registrant  or  our  securities  provided  by  or  on  behalf  of  the undersigned registrant; and

 (iv) Any other  communication  that is an offer in the offering made by the undersigned  registrant to the purchaser.

Insofar as indemnification  for liabilities  arising under the Securities Act of 1933 (the "Act") may be permitted  to our  directors,  officers and  controlling persons  pursuant to the provisions  above,  or otherwise,  we have been advised that in the opinion of the SEC such  indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for  indemnification  against such liabilities,  other than the  payment by us of expenses  incurred  or paid by one of our  directors, officers,  or controlling  persons in the successful defense of any action, suit or  proceeding,  is asserted by one of our directors,  officers,  or controlling persons in connection with the securities being  registered,  we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the  requirements  of the Securities Act of 1933, the registrant has duly  caused  this  registration  statement  to be signed  on its  behalf by the undersigned, thereunto duly authorized on this day, April 12, 2016.

 NEXT GEN WATER CORPORATION LTD.

 By: /s/ Tom Moore

 ---------------------------------------

 Name:  Tom Moore

 Title: President and Chief Executive Officer

By: /s/ Ka Tin Foo

 ---------------------------------------

 Name:  Ka Tin Foo

 Title: Secretary, Treasurer and Chief Executive Officer

In  accordance  with  the  requirements  of the  Securities  Act of  1933,  this registration statement was signed by the following persons in the capacities and on the dates stated.

     Signature                          Title

 Date

/s/ Tom Moore          President, Chief Executive Officer and Director

 April 12, 2016

/s/ Ka Tin Foo           Secretary, Treasurer, Chief Financial Officer and Director

April 12, 2016

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